UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Partnership” or “Registrant”), owns Deer Creek Apartments (the “Property”), a 288-unit apartment complex located in Plainsboro, New Jersey.

As previously disclosed, on August 5, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Lighthouse Property Investments, LLC, a New Jersey limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of approximately $27,800,000.

As previously disclosed, on August 25, 2009, the Partnership and the Purchaser entered into a First Amendment to the Purchase and Sale Contract pursuant to which the deadline for submitting the loan assumption application was extended from August 20, 2009 to September 3, 2009.

On September 4, 2009, the Partnership and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which (i) the Partnership agreed to give the Purchaser a credit against the purchase price of $750,000, (ii) the deadline for submitting the loan assumption application was further extended from September 3, 2009 to September 9, 2009 and (iii) the Purchaser agreed to pay the first $250,000 of the prepayment penalty if the prepayment penalty is equal to or less than $350,000. If the prepayment penalty exceeds $350,000, the Partnership may elect to pay at closing the portion of the prepayment penalty that exceeds $350,000. If the Partnership elects not to pay the portion of the prepayment penalty that exceeds $350,000, the Purchaser will deliver a written notice to the Partnership pursuant to which the Purchaser will either (a) agree to pay that portion of the prepayment penalty that exceeds $350,000 or (b) terminate the Purchase Agreement, which would result in a return of the Purchaser’s deposit.

The Purchaser will also have a right to terminate the Purchase Agreement, if the Purchaser receives notice from the Property’s lenders that the principal paydown amount will (a) be applied to the second or third mortgage loans and not to the first mortgage loan exclusively or (b) will not reduce the required monthly payments under the first mortgage loan.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibit is filed with this report:

10.46       Second Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. II, a California limited partnership, and Lighthouse Property Investments, LLC, a New Jersey limited liability company, dated September 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: September 11, 2009